Exhibit 99.1

Investor Relations Contact:
Andrew Haag, Managing Partner, USA
Hampton Growth, LLC
Tel: +1-877-368-3566
E-mail: csgj@hamptongrowth.com

Robert Haag, Managing Director, Asia
Hampton Growth, LLC
Tel: +86-152-2174-3282
Tel: + 310-310-4842
E-mail: robert.haag@hamptongrowth.com
Website: www.hamptongrowth.com

China Shuangji Cement, Ltd.  Announces Third Quarter 2010 Results

Higher Revenue and Sharp Increase in Gross Profit Driven by Greater Cement Sales and Improved Pricing

Zhaoyuan City, China, Nov 22, 2010 -- China Shuangji Cement, Ltd. (OTC.BB:CSGJ - News) ("China Shuangji" or the "Company"), a leading producer of high-quality Portland cement in Shandong and Hainan Provinces in the People’s Republic of China (PRC), today announced its financial results for the third quarter ended September 30, 2010.

Third Quarter 2010 Highlights

•	Total revenue increased 7% to $15.1 million from $14.1 million a year ago.
•	Gross profit increased 36% to $2.1 million from $1.5 million a year ago.
•	Gross margin increased to 14% from 11% in the same period last year.
•	Operating expenses were $429,717, up from $100,846 in the same period last year.
•	Operating income rose 15% to $1.7 million from $1.4 million a year ago.
•	Net income declined 21% to $567,840 compared to $715,504 a year ago.
•	Working capital increased 16% to $12.4 million at September 30, 2010, from $10.7 million at December 31, 2009.
•	Shareholders’ equity increased to $29.6 million at September 30, 2010, from $26.1 million at December 31, 2009.
•	Moved closer to completing new 1,000,000 metric ton Zhaoyuan Cement production facility and began final testing of equipment.

“We experienced higher revenues in the third quarter due to an increase in cement sales to 361,562 metric tons from 329,832 metric tons in the same period last year. We also experienced strong margins from an increase in the average unit price of our cement, which was greater than the increase in raw material prices,” commented Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd. “This resulted in solid revenue increases and a 36% increase in gross profit in the third quarter as we continued to sell all the cement we produced. During the quarter, we moved closer towards completing our new, state-of-the-art cement factory in Zhaoyuan City, which we expect to bring into full production mode by the end of the year. We see more than enough demand from local contractors and increased infrastructure spending to absorb all of our new capacity as we bring our new 1,000,000 metric ton cement plant online.

Third Quarter 2010 Results

Revenue for the three months ended September 30, 2010, increased 7% to $15.1 million from $14.1 million a year ago. The increase was primarily due to an increase of sales quantity to 361,562 metric tons for the three months ended September 30, 2010 from 329,832 metric tons a year ago.

Cost of sales for the three months ended September 30, 2010, increased $418,348, or 3%, to $13.0 million from $12.6 million for the same period a year ago. The increase was primarily due to an increase of sales quantity and higher raw material prices. Cost of sales as a percentage of total net revenue decreased from 89.03% in the three months ended September 30, 2009, compared to 86.09% for the three months ended September 30, 2010.

Gross profit for the three months ended September 30, 2010, increased by $551,183, or 36%, to $2.1 million from $1.5 million for same period a year ago. The increase was primarily due to fact that the increase in average unit price of cement was greater than the increase in raw material prices. Gross margin increased to 14% from 11% in the same period last year.

Operating expenses for the three months ended September 30, 2010, increased by $328,871 to $429,717 from $100,846 for the same period a year ago. The increase was primarily due to issuances of stock and warrants as consideration for certain consulting and professional services.

Operating income for the three months ended September 30, 2010, increased by $222,312, or 15%, to $1.7 million from $1.4 million for the same period a year ago. The increase was primarily due to an increase in sales.

Net income for the three months ended September 30, 2010, was $567,840, or $0.01 per diluted share, compared to $715,504, or $0.02 per diluted share, a year ago, a decrease of 21%. The decrease was primarily due to the one-time impairment loss on assets held for sale recorded in other expenses in the amount of $810,056.

Financial Condition

As of September 30, 2010, China Shuangji Cement had $32,062 in cash and cash equivalents, $12.4 million in working capital, up 16% from working capital of $10.7 million at December 31, 2009, and approximately $1.3 million in short-term bank loans. Shareholders’ equity at September 30, 2010, was approximately $29.6 million, a 13% increase compared to $26.1 million recorded at the end of 2009.

The Company generated $3.7 million in net cash flow from operating activities in the first nine months of 2010, versus $2.3 million in net cash flow in the corresponding period of 2009. The increase was primarily due to the timing of collection for Accounts Receivable and payments made to Accounts Payable.

Nine Month Operating Highlights

Revenue for the nine months ended September 30, 2010, totaled $42.3 million, compared to revenue of $39.3 million for the same period last year, an increase of 8%. The increase in revenue was primarily due to production from the Company’s new Longkou Cement plant acquired in April 2009 and the increase of sales quantity of 23,752 metric tons, or 2%, to 1,031,684 metric tons for the nine months ended September 30, 2010, from 1,007,932 metric tons for the same period last year. Net income for the first nine months of 2010 was $2.5 million, or $0.08 per diluted share, versus net income of $3.1 million, or $0.10 per diluted share, in the same period in 2009, a decrease of 18%.

Business Outlook

“Going forward, we continue to see significant growth in the building sector in China, especially in the areas where we operate in Shandong and Hainan provinces,” said Mr. Wenji Song, Chairman and President of China Shuangji Cement, Ltd. “This is supported overall by solid fundamentals for our industry, including a vibrant domestic economy, significant government stimulus and the rapid development of China's infrastructure as well as increased spending on urban infrastructure, which should have a significant impact on cement demand.” Mr. Song added, “With the near completion of our new 1,000,000 metric ton cement plant we are now entering a growth phase. As a result, we anticipate that this will allow us to increase our production capacity by roughly 66%, to an estimated 2,500,000 metric tons per year, resulting commensurate increases in revenue and profitability.”

About China Shuangji Cement, Ltd.

China Shuangji Cement, Ltd. (OTC.BB: CSGJ - News), through its affiliates and controlled entities, is a leading producer of high-quality Portland cement in Shandong and Hainan Provinces. Its processed cement products are primarily purchased by contractors for the construction of buildings, roads, and other infrastructure projects. The Company currently produces approximately 1,500,000 tons of Portland cement annually from two facilities in Hainan and one facility in Shandong and it expects its output will increase by 1,000,000 tons to a total of 2,500,000 tons once the new Zhaoyuan (Shandong Province) plant and upgrades are completed. For more information about China Shuangji, please visit its corporate website at http://www.chinashuangjicement.com.

Safe Harbor Statement

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development and market conditions. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2009 Form 10-K filed with the Securities and Exchange Commission on April 15, 2010 and detailed in other reports filed with the Securities and Exchange Commission from time to time.

Note: Some numbers in the text of this press release have been rounded. Actual numbers are stated below.

- FINANCIAL TABLES FOLLOW -

CHINA SHUANGJI CEMENT LTD.
CONSOLIDATEDSTATEMENTSOFINCOMEAND
COMPREHENSIVEINCOME
(UNAUDITED)

	Three Months Ended September 30,
	2010	2009
	(US$)	(US$)
		(Restated)
Sales	$15,094,990	$14,125,459
Cost of Sales	12,994,850	12,576,502
Gross Margin	2,100,140	1,548,957

Operating Expenses
Selling expenses	91,755	77,044
General and administrative expenses	337,962	23,802
	429,717	100,846

Income From Operations	1,670,423	1,448,111

Other Income ( Expense)
Interest expense	(40,576)	(21,215)
Gain from sale of property	-	(423,472)
Impairment loss on assets held for sale	(810,056)	-
	(850,632)	(444,687)
Operating Income Before Income Tax Expense And Noncontrolling Interest	819,791	1,003,424

Income Tax Expense	251,951	287,920
Net Income	567,840	715,504

Less: Net income attributable to Noncontrolling Interest	(169,396)	(127,795)

Net Income attributable to stockholders	398,444	587,709

Foreign Currency Translation Gain	476,727	26,682
Foreign Currency Translation Gain attributable to Noncontrolling Interest	21,572	745
Comprehensive Income	$896,743	$615,136
Net Income	$567,840	$715,504
Foreign Currency Translation Gain	498,299	27,427
Comprehensive Income	1,066,139	742,931
Less: Comprehensive income attributable to Noncontrolling Interest	(190,968)	(128,540)
Comprehensive income attributable to stockholders	$875,171	$614,391

Earnings per share
Basic	$0.01	0.02
Diluted	$0.01	$0.02

Weighted Average Number of Shares Outstanding
Basic	28,748,349	26,983,096
Diluted	$28,748,349	$27,839,096

CHINA SHUANGJI CEMENT LTD.
CONSOLIDATED STATEMENTS OF INCOME AND
COMPREHENSIVE INCOME
(UNAUDITED)

	Nine months ended September 30,
	2010	2009
	(US$)	(US$)
		(Restated)
Sales	$42,299,070	$39,289,530
Cost of Sales	35,944,842	33,994,413
Gross Margin	6,354,228	5,295,117

Operating Expenses
Selling expenses	246,238	223,236
General and administrative expenses	1,542,170	831,792
	1,788,408	1,055,028

Income From Operations	4,565,820	4,240,089

Other Income ( Expense)
Interest expense	(94,589)	(96,597)
Gain from sale of property	-	11
Impairment loss on assets held for sale	(810,056)	-
Other income	-	13,023
	(904,645)	(83,563)

Operating Income Before Income Tax Expense And Noncontrolling Interest	3,661,175	4,156,526
Income Tax Expense	1,159,229	1,100,360

Net Income	2,501,946	3,056,166
Less: Net income attributable to Noncontrolling Interest	(347,060)	(146,083)

Net Income attributable to stockholders	2,154,886	2,910,083

Foreign Currency Translation Gain	595,586	58,842
Foreign Currency Translation Gain attributable to Noncontrolling Interest	27,233	962
Comprehensive Income	$2,777,705	$2,969,887
Net Income	$2,501,946	$3,056,166
Foreign Currency Translation Gain	622,819	59,804
Comprehensive Income	3,124,765	3,115,970
Less: Comprehensive income attributable to noncontrolling interest	(374,293)	(147,045)
Comprehensive income attributable to stockholders	$2,750,472	$2,968,925

Earnings per share
Basic	0.08	0.20
Diluted	$0.08	$0.10
Weighted average number of shares outstanding
Basic	28,321,662	14,744,085
Diluted	28,321,662	27,764,920

CHINA SHUANGJI CEMENT LTD.
CONSOLIDATED BALANCE SHEETS

	As of
	September 30, 2010	December 31, 2009
	(US$)	(US$)
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$32,062	$47,513.
Accounts receivable, net	3,659,562	3,382,114
Other receivable, net	1,023,742	1,186,481
Inventories	11,219,023	9,215,333
Prepaid expense	84,000	-
Subsidy receivables	5,523,955	5,411,572
Total Current Assets	21,542,344	19,243,013

Plant, property and equipment, net	17,293,671	16,261,527
Machinery and equipment held for sale	877,117	-
Construction in progress	6,752,411	2,958,570
Land use right, net	169,969	169,502
Deferred tax assets	206,091	-
Goodwill	209,642	205,378
Total Assets	$47,051,245	$38,837,990
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$764,419	$735,381
Short-term bank loans	1,253,046	1,227,553
Accrued payroll	209,423	229,687
Other payable	444,297	293,264
Taxes payable	5,400,640	5,025,270
Accruals	20,715	-
Accrued liability	1,086,115	1,064,019
Total Current Liabilities	$9,178,655	$8,575,174

Long term loans	3,732,402	-
Deferred Revenue	895,776	877,552
Long term payable	2,090,145	2,047,622
Total Long-term liabilities	$6,718,323	$2,925,174

Total Liabilities	$15,896,978	$11,500,348
EQUITY Stockholders’ Equity
Preferred Stock, $.0001 par value, 100,000,000 shares authorized, Zero shares issued and outstanding as of September 30, 2010 and December 31, 2009	-	-
Common stock, $.0001 par value, 100,000,000 shares authorized, 29,018,215 and 27,839,346 shares issued and outstanding as of September 30, 2010 and December 31, 2009	2,902	2,784
Additional paid-in capital	18,309,097	17,617,355
Appropriated retained earnings	9,418,306	9,418,306
Unappropriated retained earnings	985,926	(1,168,960)
Accumulated other comprehensive income	874,877	279,291
Total Stockholders’ Equity	29,591,108	26,148,776
Noncontrolling interest	1,563,159	1,188,866
Total Equity	31,154,267	27,337,642
Total Liabilities and Equity	$47,051,245	$38,837,990

CHINA SHUANGJI CEMENT LTD.
CONSOLIDATEDSTATEMENTSOFCASH FLOWS
(UNAUDITED)

	Nine months ended September 30,
	2010	2009
	(US$)	(US$)
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,501,946	$3,056,166
Adjustments to reconcile net income to net cash provided by operating activities:
Warrant issuance for consulting service	50,647
Stock issuance for consulting service	601,546	88,000
Depreciation	1,660,986	789,705
Amortization	3,675	2,999
Loss on impairment on assets held for sale	824,363	-
Change in operating assets and liabilities
Accounts receivable	(277,448)	(854,361)
Other receivable	162,739	(37,779)
Inventories	(2,003,690)	565,622
Subsidy receivable	(112,383)	387
Deferred tax assets	(206,091)
Prepaid expense	(84,000)
Accounts payable	29,038	(510,944)
Accrued payroll	(20,264)	(43,890)
Other payable	151,035	(402,565)
Tax payable	375,370	(41,936)
Accrual liabilities	22,096	(259)
Accrual expenses	20,715	(261,720)
Net cash provided by operating activities	$3,700,280	$2,349,425

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property & equipment	(4,394,610)	(1,655,122)
Cash acquired in acquisitions		9,650
Construction in progress	(3,793,842)
Net cash used in investing activities	$(8,188,452)	$(1,645,472)

CASH FLOWS FROM FINANCING ACTIVITIES
Loan proceeds	3,757,895	-
Loan payments	-	(733,482)
Net cash provided by (used in) financing activities	$3,757,895	$(733,482)

EFFECT OF EXCHANGE RATE FLUCTUATION ON CASH AND CASH EQUIVALENTS	714,826	7,030
NET DECREASE IN CASH AND CASH EQUIVALENTS	(15,451)	(22,499)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	47,513	60,954

CASH AND CASH EQUIVALENTS, END OF PERIOD	$32,062	$38,455

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Income tax payments	$1,013,639	$991,519
Interest payments	$94,410	$88,326